SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 33-205569) filed by Kohl’s Corporation (the “Company”) with the Securities and Exchange Commission on July 9, 2015. On July 17, 2015, the Company issued $650,000,000 in aggregate principal amount of 4.250% Notes due 2025 (the “2025 Notes”) and $450,000,000 in aggregate principal amount of 5.550% Notes due 2045 (the “2045 Notes”). This current Report is being filed in connection with the offer and sale of the 2025 Notes and 2045 Notes and to file with the Securities and Exchange Commission the documents and instruments attached hereto as exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated July 14, 2015, by and among the Company and Goldman, Sachs & Co., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as managers of the several underwriters of the Notes

4.1	Eighth Supplemental Indenture dated July 17, 2015 between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee

4.2	Form of $650,000,000 4.250% Notes due 2025

4.3	Form of $450,000,000 5.550% Notes due 2045

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2015	KOHL’S CORPORATION

	By:	/s/ Richard D. Schepp
Richard D. Schepp
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated July 14, 2015, by and among the Company and Goldman, Sachs & Co., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as managers of the several underwriters of the Notes

4.1	Eighth Supplemental Indenture dated July 17, 2015 between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee

4.2	Form of $650,000,000 4.250% Notes due 2025

4.3	Form of $450,000,000 5.550% Notes due 2045

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1)